RESTATED CERTIFICATE OF INCORPORATION OF ESCAGENETICS CORPORATION

A Stock Corporation

I. NAME

The name of the corporation is ESCAgenetics Corporation.

II. DURATION

The corporation is organized under the General Corporation Law of Delaware and shall have perpetual existence.

III. REGISTERED OFFICE AND AGENT

The corporation's registered office in the state of Delaware shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The registered agent in charge thereof shall be United States Corporation Company.

IV. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware.

V. STOCK AND STOCKHOLDERS

5.1 The aggregate number of shares of stock that the corporation is authorized to issue is One Hundred and One Million (101,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock with a par value of One-One Hundredth of One Cent ($.0001) per share (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Stock").

5.1.1 PREFERRED STOCK

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for

the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

5.1.2 COMMON STOCK

(a) Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

(b) Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

(c) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(d) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in

full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

5.2 Stockholders of the corporation shall not have the right to cumulate votes with respect to elections of directors in the manner prescribed by Title 8, Section 214, of the General Corporation Law of Delaware.

5.3 A quorum shall exist at any meeting of stockholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of stockholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

5.4 Except in circumstances where special stockholder voting requirements are prescribed by applicable law, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved or ratified by the affirmative vote of a majority of shares shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

5.5 No stockholder of the corporation shall have, solely by reason of being a stockholder, any preemptive or preferential right or subscription right to any stock of the corporation or to any obligations convertible into stock of the corporation, or to any warrant or option for the purchase thereof, except to the extent provided by written agreement with the corporation.

5.6 Special meetings of the stockholders for any purpose or purposes may be called at any time only by a majority of the Board of Directors or the Chairman of the Board (if one be appointed) or the President or one or more stockholders holding not less than twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

5.7 The Board of Directors shall have the authority to issue shares of the capital stock of the corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or for any other reasonable purpose.

VI. BOARD OF DIRECTORS

6.1 The number of directors of the corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

6.2 The election of directors need not be by written ballot unless the Bylaws so provide.

6.3 Subject to the limitations of the General Corporation Law of Delaware, and subject to the power of the stockholders of the corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the Bylaws of the corporation unless the stockholders in adopting, amending or repealing a particular bylaw have provided expressly that the Board of Directors may not amend or repeal that bylaw.

VII. INDEMNIFICATION

7.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of

all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1, and 7.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under Section 7.1 or 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or 7.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

7.5 Expenses (including attorneys' fees) incurred by an officer of director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 7.4 upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification powers of the corporation shall be as broad as is allowed under applicable law.

7.7 Upon the majority vote of a quorum of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation shall have indemnified him or her against such liability under the provisions of this Article.

VIII. DIRECTOR LIABILITY

To the fullest extent permitted by the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article shall not adversely affect a director of the corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

IX. MISCELLANEOUS

9.1 Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9.2 Except as otherwise provided in this Certificate, as amended from time to time, the corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in any manner now or hereafter prescribed or permitted by statute. All rights, powers, privileges and discretionary authority granted or conferred upon stockholders or directors in this Certificate are granted subject to this reservation. A stockholder of the corporation does not have a vested property right resulting from any provision of this Certificate of Incorporation.

9.3 The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Delaware, including this Certificate or any amendments hereto, without the necessity of special stockholder approval of such corrections.

2914600S.01
031799/1206/37911.00001

CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF KRYSTAL DIGITAL CORPORATION.

Krystal Digital Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Restated Certificate of Incorporation of the Company, as follows.

RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation providing for a 1-for-5 reverse stock split of its shares of common stock;

SECOND: That a new article of the Restated Certificate of Incorporation reading as follows shall be added thereto:

Pursuant to the resolution for a reverse stock split approved by the Stockholders of the Corporation, the Board of Directors of the Corporation, acting by Unanimous Written Consent dated December 5, 2003, declared a 1-for-5 reverse stock split effective upon the filing of this certificate of amendment.

THIRD: That a majority of the Company's Stockholders have approved the amendment to the Restated Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Phillip Trad, its President, this 26th day of January, 2004.

By: /s/ Phillip Trad

Phillip Trad, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:34 PM 04/14/2004
FILED 01:30 PM 04/14/2004
SRV 040272741 - 2097471 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:48 AM 04/15/2004
FILED 08:48 AM 04/15/2004
SRV 040275282 - 2097471 FILE

CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF KRYSTAL DIGITAL CORPORATION

Krystal Digital Corporation (the "Company") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Company has approved and its stockholders having a right to vote thereon have ratified a resolution duly amending the Restated Certificate of Incorporation of the Company, as follows:

RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation changing its name to Sunningdale, Inc, and it further;

SECOND: That the amended article of the Restated Certificate of Incorporation shall read as follows:

"FIRST: The name of the corporation is Sunningdale, Inc."

THIRD: That a majority of the Company's Stockholders have approved the amendment to the Restated Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the general Corporation Law of the State of Delaware (the "GCL")

FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Kevin R. Keating, its President, this 15th of April 2004.

By: [signature]

Kevin R. Keating, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:57 PM 11/05/2004
FILED 05:57 PM 11/05/2004
SRV 040802015 - 2097471 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ADAL GROUP, INC.
(a Delaware corporation)

INTO

SUNNINGDALE, INC.
(a Delaware corporation)

It is hereby certified that:

1. Sunningdale, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of AdAl Group, Inc., which is also a business corporation of the State of Delaware.

3. On November 3, 2004 the Board of Directors of the Corporation adopted the following resolutions by written consent to merge AdAl Group, Inc. into the Corporation:

RESOLVED, that, the undersigned hereby authorize and approve the merger of AdAl, which when incorporated shall be a wholly-owned subsidiary of the Corporation, into the Corporation (the "Merger"), and the transfer, and vesting in the Corporation of the estate, property, rights, privileges, powers, franchises and other assets of every kind and description of AdAl as fully and entirely and without change or diminution as the same were before held and enjoyed by AdAl in its name, and the assumption by the Corporation of all of the obligations of AdAl; be it further

RESOLVED, that, in connection with the Merger, the Corporation shall change its corporate name to "AdAl Group, Inc."; be it further

RESOLVED, that, the Corporation shall cause to be executed and filed and/or recorded the Certificate of Merger and any and all other documents prescribed by the laws of the State of Delaware and will cause to be performed all necessary acts within the State of Delaware

RESOLVED, that, AdAl Group, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, franchises and other assets of every kind and description of AdAl Group, Inc. be transferred to, vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by AdAl Group, Inc. in its name.

Executed on November 3, 2004.

ADAL GROUP, INC.

By: /s/ NICHOLAS A. SHRAGER
Nicholas A. Shrager, President

SUNNINGDALE, INC.

By: /s/ NICHOLAS A. SHRAGER
Nicholas A. Shrager, President